SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

CAPLEASE, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 8, 2010, CapLease, Inc. (“we” or the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” or the “Sales Agent”), relating to shares of our common stock, par value $0.01 per share (“Common Stock”).  Pursuant to the Sales Agreement, we may offer and sell up to 9,000,000 shares of Common Stock from time to time through or to Merrill Lynch as the Sales Agent.

Sales of the Common Stock, if any, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of the sale, at prices related to the prevailing market prices or at negotiated prices.  We have no obligation to sell any shares of Common Stock pursuant to the Sales Agreement, and may at any time suspend solicitation and offers pursuant to the Sales Agreement or terminate the Sales Agreement.

The compensation to the Sales Agent for sales of our Common Stock will be a commission equal to 2.0% of the gross sales price of the shares sold pursuant to the Sales Agreement.  Pursuant to the Sales Agreement, the Sales Agent will use commercially reasonable efforts to sell the Common Stock on our behalf.  Under the terms of the Sales Agreement, we may also sell our Common Stock to the Sales Agent as principal for its own account at prices agreed upon at the time of sale.  If we sell our Common Stock to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent.  We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Common Stock will be offered pursuant to our shelf registration statement on Form S-3 (File No. 333-148653)  (the “Registration Statement”), which was declared effective on January 25, 2008 by the Securities and Exchange Commission (the “Commission”).

A prospectus supplement relating to the Common Stock and an accompanying prospectus were filed with the Commission on December 8, 2010, and are part of our Registration Statement.  Interested investors should read the Registration Statement and all documents incorporated therein by reference.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The description of the Sales Agreement is qualified by reference to the complete agreement that is attached hereto as an exhibit and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated as of December 8, 2010, between Merrill Lynch, Pierce, Fenner & Smith Incorporated and CapLease, Inc.
5.1	Opinion of Hunton & Williams LLP regarding the legality of the Common Stock
8.1	Opinion of Hunton & Williams LLP regarding certain tax matters
23.1	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)
99.1	Press release issued by the Company on December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel &
Corporate Secretary

DATE: December 8, 2010